Exhibit 10(a)
FINAL FORM

Harris Corporation
2015 equity Incentive Plan
NON-EMPLOYEE DIRECTOR Restricted SHARE Award Agreement
Terms and Conditions
(AS OF DECEMBER 4, 2015)

1.Restricted Share Award - Terms and Conditions. Under and subject to the provisions of the Harris Corporation 2015 Equity Incentive Plan (as may be amended from time to time, the “Plan”) and upon the terms and conditions set forth herein (these “Terms and Conditions”), Harris Corporation (the “Corporation”) has granted on [insert date] (the “Grant Date”) to the non-Employee Director receiving these Terms and Conditions (the “Non‑Employee Director”) a Restricted Share Award (the “Award”) of [insert number] shares of common stock, $1.00 par value per share (the “Common Stock”), of the Corporation (such shares, as may be adjusted in accordance with the Plan and Section 1(c) of these Terms and Conditions, the “Restricted Shares”). Such Award is subject to the following Terms and Conditions (these Terms and Conditions are referred to as the “Agreement”).

(a)    Restriction Period. For purposes of this Agreement, the Award shall vest and the Restriction Period (as defined below) shall expire as to one-third of the total number of Restricted Shares originally subject to the Award on each of the first, second and third anniversaries of the Grant Date, provided that the Non-Employee Director continuously serves as a Director of the Corporation through the applicable vesting date. The period of time during which any of the Restricted Shares subject to the Award shall not be vested shall be referred to herein as the “Restriction Period” with respect to such Restricted Shares that are not then vested. The Board Committee may, in accordance with the Plan, accelerate the expiration of the Restriction Period as to, and the vesting of, some or all of the Restricted Shares that are not then vested, at any time.
(b)    Restrictions and Forfeiture. The Restricted Shares are granted to the Non‑Employee Director subject to the prohibitions on transfer set forth in Section 2 below, which shall lapse, if at all, upon the vesting of Restricted Shares and expiration of the Restriction Period as to such vested Restricted Shares as described in this Agreement.
(c)    Rights During Restriction Period. During the Restriction Period, the Non‑Employee Director may exercise full voting rights with respect to all Restricted Shares subject to the Award and shall be entitled to receive dividends and other distributions paid with respect to the Restricted Shares. If any such dividend or other distribution is paid in securities of the Corporation (including additional shares of Common Stock), such securities shall be subject to the same restrictions on transferability, risks of forfeiture, and other restrictions and conditions as the Restricted Shares in respect of which such dividend or other distribution was made. If the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock split or the like, without additional consideration to the Corporation, the Restricted Shares subject to the Award shall be adjusted to correspond to the change in the outstanding shares of Common Stock. For the avoidance of doubt, upon the expiration of the Restriction Period as to vested Restricted Shares, the Non-Employee Director may exercise voting rights and shall be entitled to receive dividends and other distributions with respect to the number of vested Restricted Shares to which the Non-Employee Director is entitled pursuant hereto.

(d)    Release of Award. Provided the Award has not previously been forfeited, as soon as administratively practicable following the expiration of the Restriction Period as to Restricted Shares that have become vested, the Corporation shall at its option, cause the vested Restricted Shares to which the Non-Employee Director is entitled pursuant hereto (i) to be released without restriction on transfer by delivery to the custody of the Non-Employee Director of a stock certificate in the name of the Non-Employee Director or his or her designee or (ii) to be credited without restriction on transfer to a book-entry account for the benefit of the Non‑Employee Director or his or her designee maintained by the Corporation’s stock transfer agent or its designee.
2.Prohibition Against Transfer. Until the expiration of the Restriction Period, the Award and the Restricted Shares subject to the Award that are not then vested and the rights granted under these Terms and Conditions and the Agreement are not transferable except by will or by the laws of descent and distribution in the event of the Non-Employee Director’s death. Without limiting the generality of the foregoing, except as aforesaid, until the expiration of the Restriction Period, the Award and the Restricted Shares subject to the Award that are not then vested and the rights granted under these Terms and Conditions and the Agreement may not be sold, exchanged, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment, charge, alienation or similar process. Any attempt to effect any of the foregoing shall be null and void and without effect.
3.Forfeiture; Termination of Service.
(a)    Except as otherwise provided for herein in the event the Non-Employee Director’s service as a Director terminates due to death or permanent disability (as determined by the Corporation) or in the event of a Change in Control, if the Non-Employee Director’s service as a Director terminates prior to the end of the Restriction Period for any reason, then the Award and any Restricted Shares subject to the Award that are not vested immediately prior to such termination of service shall be immediately and automatically forfeited by the Non-Employee Director and cancelled by the Corporation.
(b)    If the Non-Employee Director’s service as a Director terminates due to death or permanent disability (as determined by the Corporation) following the one-year anniversary of the Grant Date but prior to the expiration of the Restriction Period as to any Restricted Shares that are not then vested, then the Non-Employee Director’s heirs or beneficiaries or the Non-Employee Director, as applicable, shall be fully vested in, and entitled to receive a release in respect of, the total number of Restricted Shares subject to the Award that are not then vested. In such event, the Restriction Period shall immediately expire, and the release in respect of such Restricted Shares subject to the Award as of the date of the Non‑Employee Director’s death or permanent disability (as determined by the Corporation), if any, shall be made in the manner specified in Section 1(d) as soon as administratively practicable following such immediate expiration of the Restriction Period.
4.Change in Control. Upon a Change in Control, the Non-Employee Director shall be fully vested in, and entitled to receive a release in respect of, the total number of Restricted Shares subject to the Award that are not then vested, the Restriction Period shall immediately expire and the release in respect of such Restricted Shares subject to the Award shall be made in the manner specified in Section 1(d) as soon as administratively practicable following such immediate expiration of the Restriction Period.
5.    Securities Law Requirements. The Corporation shall not be required to issue shares pursuant to the Award unless and until (a) such shares have been duly listed upon each stock exchange on which the Corporation’s Common Stock is then registered; and (b) a registration statement under the Securities Act of 1933, as amended, with respect to such shares is then effective.

6.    Board Committee Administration. The Board Committee shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe these Terms and Conditions and the Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board Committee necessary or desirable for the administration of the Plan. The Board Committee may correct any defect or supply any omission or reconcile any inconsistency in these Terms and Conditions and the Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.
7.    Incorporation of Plan Provisions. These Terms and Conditions and the Agreement are made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan. In the event of a conflict between the terms of these Terms and Conditions and the Agreement and the Plan, the terms of the Plan shall govern.
8.    Data Privacy; Electronic Delivery. By acceptance of the Award, the Non‑Employee Director acknowledges and agrees that: (a) data, including the Non-Employee Director’s personal data, necessary to administer the Agreement may be exchanged among the Corporation and its Subsidiaries and affiliates as necessary, and with any vendor engaged by the Corporation to assist in the administration of equity awards; and (b) unless and until revoked in writing by the Non-Employee Director, information and materials in connection with this Agreement or any awards under the Plan, including, but not limited to, any prospectuses and plan document, may be provided by means of electronic delivery (including by e-mail, by web site access and/or by facsimile).
9.    Miscellaneous. These Terms and Conditions and the other portions of the Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Corporation; (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States; and (c) except as permitted under Sections 3.2, 12 and 13.6 of the Plan, may not be amended without the written consent of both the Corporation and the Non-Employee Director.

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